UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2017

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

31248 Oak Crest Drive, Suite 110
Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 17, 2017, Interlink Electronics, Inc. held its 2017 annual meeting of stockholders in Westlake Village, California.  At the annual meeting, there were 7,328,055 shares entitled to vote, and 7,109,655 shares (97.0%) were represented at the meeting in person or by proxy.

At the annual meeting, Steven Bronson, Mark Bailey, Angela Blatteis and Frank Levinson were elected directors by a plurality of the votes.  Also at the annual meeting, our stockholders voted for approval of the compensation of our executive officers, and voted to ratify the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.                                      Proposal to elect Steven Bronson, Mark Bailey, Angela Blatteis and Frank Levinson as directors to hold office until the 2017 annual meeting or until their successors are elected and qualified.

Name	For	Withheld	Broker Non-Votes
Steven Bronson	6,355,714	8,461	745,480
Mark Bailey	6,358,418	5,757	745,480
Angela Blatteis	6,358,418	5,757	745,480
Frank Levinson	6,358,418	5,757	745,480

2.                                      Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
6,319,375	20,807	23,993	745,480

4.                                      Proposal to ratify the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
7,054,833	6,333	48,489	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017	INTERLINK ELECTRONICS, INC.

	By:	/s/ Steven Bronson
Steven Bronson
Chief Executive Officer